SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 27, 2003

INACOM CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-16114 (Commission File Number)	47-0681813 (I.R.S. Employer Identification No.)

13010 Morris Road, Sixth Floor, Alpharetta, Georgia (Address of Principal Executive Offices)	30004 (Zip Code)

(770) 576-1914
(Registrant’s Telephone Number, Including Area Code)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     On May 27, 2003 (the “Confirmation Date”), the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Joint Plan of Liquidation as amended pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”). Copies of the Plan and the Confirmation Order are attached hereto as Exhibits 2.1 and 2.2, respectively.

     Pursuant to the terms of the Plan, the Registrant will liquidate its remaining assets and distribute the net proceeds thereof to its creditors. In addition, under the Plan all shares of the Registrant’s common stock, and all other equity securities of the Registrant, are to be cancelled. No distribution to the shareholders or other equity security holders of the Registrant is expected.

     The Registrant has 46,948,808 shares of common stock issued and outstanding as of the date of this report. No shares of the Registrant have been reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

     It is anticipated that the effective date of the Plan will occur on or about June 9, 2003 (the “Effective Date”). Shortly after the Effective Date, the Registrant will file a Form 15 with the Securities and Exchange Commission to de-register its common stock under the Securities Exchange Act of 1934, as amended.

     Information as to the assets and liabilities of the Registrant as of the most recent practicable date prior to the Confirmation Date is contained in the Registrant’s Monthly Operating Report for April 2003, which was filed with the Bankruptcy Court on May 30, 2003 and is attached hereto as Exhibit 99.1.

     Further inquiries regarding the Plan or the Confirmation Order should be directed to:

Executive Sounding Board Associates, Inc. Plan Administrator of InaCom Corp., et al. Attention: Neil Gilmour III 1300 Market Street, Suite 506 Wilmington, Delaware 19801 Facsimile: (302) 573-6812

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

2.1	Joint Plan of Liquidation as amended pursuant to Chapter 11 of the United States Bankruptcy Code

2.2	Order Confirming Debtors’ Joint Plan of Liquidation as amended pursuant to Chapter 11 of the United States Bankruptcy Code

99.1	Monthly Operating Report for April 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INACOM CORP.

	By:	/s/ Elaine Agee

Elaine Agee Vice President of Operations
Date: June 6, 2003

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EXHIBIT INDEX

Exhibit No.	Exhibit Title

2.1	Joint Plan of Liquidation as amended pursuant to Chapter 11 of the United States Bankruptcy Code

2.2	Order Confirming Debtors’ Joint Plan of Liquidation as amended pursuant to Chapter 11 of the United States Bankruptcy Code

99.1	Monthly Operating Report for April 2003

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